SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

April 23, 2002

(Date of Earliest Event Reported)

PROVECTUS PHARMACEUTICALS, INC.

(FORMERLY KNOWN AS Zamage Digital Imaging, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Nevada	83-0233011
(State or Other Jurisdiction of incorporation or organization)	(IRS Employer ID No.)

0-9410

(Commission File No.)

7327 Oak Ridge Highway Suite B, Knoxville, TN 37931

(Address of Principal Executive Offices)

865-769-4011

(Issuer's Telephone Number, including Area Code)

Item 1. Changes in Control of Registrant.

Pursuant to the acquisition set forth in Item 2, below, the following individuals control the Registrant:

Name	Title	Shares controlled
H. Craig Dees	CEO, Director	1,300,000
Timothy C. Scott	President, Director	1,300,000
Daniel R. Hamilton	Secretary, CFO	300,000
Eric A. Wachter	VP, Director	1,300,000

Item 2. Acquisition or Disposition of Assets.

Pursuant to a majority consent of the outstanding shares of the Company, an Agreement and Plan of Reorganization between Provectus Pharmaceutical, Inc., a Nevada corporation, and Provectus Pharmaceuticals, Inc., a Tennessee corporation, was approved, whereby 6,680,000 shares of Provectus Pharmaceutical, Inc. were exchanged for all of the issued and outstanding shares of Provectus Pharmaceuticals, Inc., effective April 23, 2002.

Item 3. Bankruptcy or Receivership.

None; not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

None; not applicable.

Item 5. Other Events.

Pursuant to a majority consent of the outstanding shares of the Company, the Company changed its name from Provectus Pharmaceutical, Inc. to Provectus Pharmaceuticals, Inc

Item 6. Resignations of Directors and Executive Officers.

Kelly Adams resigned as the Registrant's President and Director pursuant to the Agreement and Plan of Reorganization set forth in Item 2, above. The resignation was not due to a disagreement with the Registrant.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

To be filed within 60 days.

(b) Pro Forma Financial Information.

To be filed within 60 days.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99	Agreement and Plan of Reorganization

* Summaries of any exhibit are modified in their entirety by this reference to each exhibit.

Item 8. Change in Fiscal Year.

None; not applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S.

None; not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVECTUS PHARMACEUTICALS, INC.

(FORMERLY KNOWN AS ZAMAGE DIGITAL IMAGING, INC.)

Date: 4/24/2002 By: /s/ H. Craig Dees

H. Craig Dees

Chief Executive Officer